                                                                    EXHIBIT 99.6

                               OFFER TO EXCHANGE

                             ALL OF THE OUTSTANDING
                 AMERICAN DEPOSITARY SHARES (THE "SONERA ADSS")
                   REPRESENTING SHARES (THE "SONERA SHARES")

                                       OF

                               SONERA CORPORATION

                                      FOR

                 AMERICAN DEPOSITARY SHARES (THE "TELIA ADSS")
               REPRESENTING ORDINARY SHARES (THE "TELIA SHARES")

                                       OF

                                    TELIA AB

            THE EXCHANGE OFFER COMMENCES ON MONDAY, OCTOBER 7, 2002.

                            ------------------------

              THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
             IN THE UNITED STATES AT 9:00 A.M., NEW YORK CITY TIME,
        WHICH IS 4:00 P.M., HELSINKI TIME, ON FRIDAY, NOVEMBER 8, 2002,
                     UNLESS THE EXCHANGE OFFER IS EXTENDED.

                 THE DEALER MANAGER FOR THE EXCHANGE OFFER IS:

                              MERRILL LYNCH & CO.

To Our Clients:

     Enclosed for your consideration is the Exchange Offer Prospectus, dated October 1, 2002 (the "Exchange Offer Prospectus") relating to the offer (the "Exchange Offer") by TELIA AB, a company organized under the laws of Sweden ("Telia"), to exchange 0.30288 Telia ADSs, each Telia ADS representing five (5) ordinary shares, nominal value SEK 3.20 per share, of Telia, for each outstanding Sonera ADS, each Sonera ADS representing one (1) share of Sonera Corporation, a company incorporated under the laws of Finland ("Sonera"), in each case, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus.

     WE HOLD SONERA ADSS FOR YOUR ACCOUNT. A TENDER OF SUCH SONERA ADSS CAN BE MADE ONLY BY US PURSUANT TO YOUR INSTRUCTIONS. ACCORDINGLY, WE REQUEST INSTRUCTION AS TO WHETHER YOU WISH US TO TENDER ON YOUR BEHALF ANY OR ALL SONERA ADSS HELD FOR YOUR ACCOUNT PURSUANT TO THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER. A FORM OF INSTRUCTIONS IS ENCLOSED.

     Please note the following:

     1. The Exchange Offer and withdrawal rights will expire in the United States at 9:00 A.M., New York City time, which is 4:00 P.M., Helsinki time, on Friday, November 8, 2002, unless the Exchange Offer is extended. If you wish to tender your Sonera ADSs in the Exchange Offer, please instruct us sufficiently in advance of the expiration date.

     2. The Exchange Offer is being made in the United States for all issued and outstanding Sonera ADSs, and in Finland for all issued and outstanding Sonera Shares and warrants to purchase Sonera Shares issued by Sonera pursuant to Sonera's 1999 and 2000 stock option programs. If you tender your Sonera ADSs in the Exchange Offer, you will receive 0.30288 Telia ADSs for each Sonera ADS validly tendered. Except as set forth below and in the Exchange Offer Prospectus, you will not be permitted to tender your Sonera ADSs in exchange for Telia Shares. See "The Exchange Offer -- Procedures for Tendering -- Holders of Sonera ADSs" in the Exchange Offer Prospectus. If you wish to tender your Sonera ADSs in exchange for Telia Shares, you must contact us directly so that we can arrange for (i) the cancellation of your Sonera ADSs and withdrawal of the Sonera Shares in accordance with the terms of the deposit agreement governing the Sonera ADSs and applicable Finnish law, including the payment of cancellation fees and expenses and (ii) the tender of the Sonera Shares so withdrawn to the Finnish Share Agent in accordance with the terms of the Exchange Offer for the Sonera Shares in Finland.

     3. The Exchange Offer is conditioned upon satisfaction or waiver of the conditions set forth in the Exchange Offer Prospectus under the caption "The Exchange Offer -- Conditions to Completion of the Exchange Offer."

     4. No fractional entitlements to Telia ADSs will be issued. Fractional entitlements to Telia ADSs resulting from the exchange of Sonera ADSs will be aggregated by the U.S. Exchange Agent and sold on the Nasdaq National Market ("NASDAQ"). Cash in lieu of any fractional entitlement to a Telia ADSs will be credited to your account from the proceeds of the sale, if any, of Telia ADSs on NASDAQ, net of applicable taxes.

     5. Notwithstanding any other provision of the Exchange Offer, delivery of Telia ADSs for Sonera ADSs accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the U.S. Exchange Agent of confirmation (i) from Telia of acceptance of such Sonera ADSs tendered to the U.S. Exchange Agent and (ii) from the custodian under the Telia deposit agreement of receipt of the applicable number of Telia Shares from Telia.

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

     6. Telia and Sonera intend to cause the delisting of Sonera ADSs from NASDAQ following the completion of the Exchange Offer. While it is possible that the Sonera ADSs would continue to be traded in the over-the-counter market and that price quotations would be reported, there can be no assurance that such an over-the-counter market would develop. The extent of the public market for the Sonera ADSs and the availability of such quotations would depend upon such factors as the number of holders remaining at such time, the interest on the part of the securities firms in maintaining a market in Sonera ADSs, the intended termination of the deposit agreement for the Sonera ADSs and the possible termination of registration of Sonera's securities under the Exchange Act, which would adversely affect the amount of publicly available information on Sonera's securities.

     If you wish to have us tender any or all of the Sonera ADSs held by us for your account please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Sonera ADSs, all such Sonera ADSs held in your account will be tendered unless otherwise specified below. An envelope to return our instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO TENDER YOUR SONERA ADSS TO THE U.S. EXCHANGE AGENT ON YOUR BEHALF PRIOR TO 9:00 A.M., NEW YORK CITY TIME, WHICH IS 4:00 P.M., HELSINKI TIME, ON FRIDAY, NOVEMBER 8, 2002.

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                          INSTRUCTIONS WITH RESPECT TO
                             THE OFFER TO EXCHANGE

                             ALL OF THE OUTSTANDING
                 AMERICAN DEPOSITARY SHARES REPRESENTING SHARES

                                       OF

                               SONERA CORPORATION

                                      FOR

            AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES

                                       OF

                                    TELIA AB

     The undersigned acknowledge(s) receipt of (a) your letter and (b) the Exchange Offer Prospectus, dated October 1, 2002 (the "Exchange Offer Prospectus"), in connection with the offer by Telia AB, a company organized under the laws of Sweden ("Telia"), to exchange each outstanding American depositary share (the "Sonera ADSs"), each Sonera ADS representing one (1) share (the "Sonera Shares") of Sonera Corporation, a company incorporated under the laws of Finland ("Sonera"), for 0.30288 American depositary shares (the "Telia ADSs"), each Telia ADS representing five (5) ordinary shares, nominal value SEK
3.20 per share (the "Telia Shares") of Telia, in each case, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus.

     The undersigned hereby instructs you to tender to Telia (through Citibank, N.A., as U.S. Exchange Agent) the number of Sonera ADSs indicated on the reverse side of these Instructions (or if no number is indicated below, all Sonera ADSs held on behalf of the undersigned) which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus.

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

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
Total Number of Sonera ADSs to be
Tendered*: --------------------------------------------------------------------------------

Date: --------------------------------------------------------------------------------

                                   SIGN HERE


Signature(s): ---------------------------------------------------------------------------------------------------------

Print
Name(s): -------------------------------------------------------------------------------------------------------

Print
Address(es): -----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

Area Code and Telephone
Number(s): -----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

Taxpayer Identification or Social Security
Number(s): -----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

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* Unless otherwise indicated, it will be assumed that all of your Sonera ADSs held by us for your account are to be tendered.

                                        5